EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PACIFICARE HEALTH SYSTEMS RAISES EPS GUIDANCE FOR FIRST QUARTER AND FULL YEAR 2003

•	Expected first quarter EPS of at least $1.90 significantly exceeds previous guidance of $0.85 to $0.95 per share

•	Full year EPS guidance raised from $4.25-$4.35 to $6.00-$6.10

•	First quarter earnings release and conference call set for April 30th

•	New financial reporting format to be introduced

CYPRESS, CALIFORNIA, April 16, 2003 – PacifiCare Health Systems, Inc. (Nasdaq: PHSY) announced today that it is revising its earnings per share guidance for the 2003 first quarter upward to at least $1.90, significantly above its previous EPS guidance of $0.85 to $0.95. The higher earnings are in part being driven by favorable changes in prior period estimates of health care costs, which are expected to contribute approximately $0.67 per share. The positive prior period adjustments primarily reflect an improvement in Texas operating results, including lower than anticipated utilization rates prior to the company’s exit from the Houston Medicare market on January 1st.

     Gregory W. Scott, executive vice president and chief financial officer, said, “We are also raising our guidance for the full year to a range of $6.00 to $6.10 per share, up from our prior guidance of $4.25 to $4.35. We are extremely pleased that PacifiCare’s run rate in the first quarter will significantly exceed our expectations primarily due to lower cost trends related in part to a light flu season, as well as favorable membership trends in both our commercial and senior businesses. It’s early, but we are encouraged by the potential impact that our prior period changes in estimates may have on our 2003 health care cost trends. Our balance sheet reserves for medical claims and benefits payable will increase in the first quarter, reflecting the growth of our commercial risk membership.”

     Earnings results for the first quarter will be issued after the market close on Wednesday, April 30th. Concurrent with its first quarter results, the company also said it will introduce a new reporting format for its financial statements.

     The new format will reflect a change in the way the company reports revenue and expenses for all lines of business, providing investors more visibility into the performance of its pharmacy benefit management, behavioral health, and dental and vision subsidiaries.

     Revenue will comprise four categories: commercial, senior, specialty and other, and net investment income. Health care services and other expenses will comprise commercial benefits, senior benefits, and specialty and other benefits. The change will not affect the selling, general and administrative expense line.

     Because the format combines revenue from fully-insured and non-fully-insured businesses, the company will provide additional detail on its medical loss ratios (MLRs) in its supplemental financial tables. This data will allow investors to separately track the private sector MLRs for both the commercial and senior lines of business, and the government sector MLR for the company’s senior line of business, primarily its Medicare + Choice product.

     Attached to this press release are pro forma results for the most recent four quarters through the year ended December 31, 2002. These results have been reformatted according to the new reporting presentation being adopted as of the 2003 first quarter.

Conference Call Information

     PacifiCare will host a conference call and webcast on April 30th at 2:00 PM Pacific time, 5:00 PM Eastern time, to discuss the company’s earnings for the first quarter of 2003. Interested parties will be able to access the live conference by calling (888) 456-0364 (1-630-395-0252 for international calls), password “PacifiCare.” A replay of the call will be available through May 22, 2003 at (800) 934-9914. Additionally, the live webcast of the call will be available on PacifiCare’s website at www.pacificare.com. Click on Investor Relations, and then Conference Calls, to access the link.

The statements in this news release that are not historical facts are forward-looking statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, those relating to earnings guidance, membership trends, positive cost trends and improved Texas operating results. Important factors that could cause results to differ materially from those expected by management include the factors, risks, and uncertainties discussed in documents the company has filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2002.

     PacifiCare Health Systems serves more than 3 million health plan members and approximately 9 million specialty plan members nationwide, and has annual revenues of about $11 billion. PacifiCare is celebrating its 25th anniversary as one of the nation’s largest consumer health organizations, offering individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and insurance products. Specialty operations include behavioral health, dental and vision, life insurance, and complete pharmacy and medical management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at www.pacificare.com.

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PacifiCare Health Systems, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
amounts in thousands, except per share data

	AS REPORTED

	Q1	Q2	Q3	Q4	Year
	2002	2002	2002	2002	2002

Revenue:
Commercial premiums	$1,250,938	$1,243,076	$1,257,998	$1,257,850	$5,009,862
Senior premiums	1,547,100	1,476,795	1,451,896	1,408,053	5,883,844
Other income	46,592	46,626	49,029	56,062	198,309
Net investment income	18,821	2,863	20,822	21,981	64,487

	2,863,451	2,769,360	2,779,745	2,743,946	11,156,502

Expenses:
Health care services:
Commercial services	1,094,207	1,088,096	1,094,027	1,105,096	4,381,426
Senior services	1,389,826	1,296,222	1,231,018	1,187,209	5,104,275

Total health care services	2,484,033	2,384,318	2,325,045	2,292,305	9,485,701
Selling, general and administrative expenses	309,843	309,581	358,203	368,933	1,346,560
Amortization of intangible assets	5,374	5,845	6,502	5,879	23,600
Impairment, disposition, restructuring, Office of Personnel Management and other charges (credits), net	(12,851)	18,336	—	(1,711)	3,774

Operating income	77,052	51,280	89,995	78,540	296,867
Interest expense	(16,191)	(18,955)	(20,205)	(19,553)	(74,904)

Income before income taxes	60,861	32,325	69,790	58,987	221,963
Provision for income taxes	22,701	12,058	26,031	22,002	82,792

Income before cumulative effect of a change in accounting principle	38,160	20,267	43,759	36,985	139,171
Cumulative effect of a change in accounting principle	(897,000)	—	—	—	(897,000)

Net (loss) income	$(858,840)	$20,267	$43,759	$36,985	$(757,829)

Basic (loss) earnings per share	$(24.86)	$0.58	$1.23	$1.03	$(21.51)

Diluted (loss) earnings per share	$(24.86)	$0.56	$1.20	$1.00	$(21.51)

Medical loss ratios:
Consolidated	88.8%	87.7%	85.8%	86.0%	87.1%
Commercial	87.5%	87.5%	87.0%	87.9%	87.5%
Senior	89.8%	87.8%	84.8%	84.3%	86.8%

PacifiCare Health Systems, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
amounts in thousands, except per share data

	REFORMATTED

	Q1	Q2	Q3	Q4	Year
	2002	2002	2002	2002	2002

Revenue:
Commercial	$1,194,156	$1,188,230	$1,201,617	$1,198,970	$4,782,973
Senior	1,548,055	1,477,720	1,452,814	1,409,014	5,887,603
Specialty and other	102,419	100,547	104,492	113,981	421,439
Net investment income	18,821	2,863	20,822	21,981	64,487

	2,863,451	2,769,360	2,779,745	2,743,946	11,156,502

Expenses:
Health care services and other:
Commercial	1,048,833	1,047,428	1,052,143	1,056,972	4,205,376
Senior	1,389,826	1,296,222	1,231,019	1,187,208	5,104,275
Specialty and other	45,374	40,668	41,883	48,125	176,050

Total health care services & other	2,484,033	2,384,318	2,325,045	2,292,305	9,485,701
Selling, general and administrative expenses	309,843	309,581	358,203	368,933	1,346,560
Amortization of intangible assets	5,374	5,845	6,502	5,879	23,600
Impairment, disposition, restructuring, Office of Personnel Management and other charges (credits), net	(12,851)	18,336	—	(1,711)	3,774

Operating income	77,052	51,280	89,995	78,540	296,867
Interest expense	(16,191)	(18,955)	(20,205)	(19,553)	(74,904)

Income before income taxes	60,861	32,325	69,790	58,987	221,963
Provision for income taxes	22,701	12,058	26,031	22,002	82,792

Income before cumulative effect of a change in accounting principle	38,160	20,267	43,759	36,985	139,171
Cumulative effect of a change in accounting principle	(897,000)	—	—	—	(897,000)

Net (loss) income	$(858,840)	$20,267	$43,759	$36,985	$(757,829)

Basic (loss) earnings per share	$(24.86)	$0.58	$1.23	$1.03	$(21.51)

Diluted (loss) earnings per share	$(24.86)	$0.56	$1.20	$1.00	$(21.51)

Fully insured medical loss ratios:
Private Sector — Commercial	86.9%	87.4%	86.7%	87.2%	87.1%
Private Sector — Senior	61.3%	44.2%	51.6%	56.8%	53.5%
Total Private Sector	86.7%	87.0%	86.3%	86.9%	86.7%
Government Sector — Senior	89.9%	88.0%	84.9%	84.4%	86.9%
Total Consolidated	88.5%	87.5%	85.5%	85.6%	86.8%